                                                        Exhibit 99.27(h)(13)(ii)


                   AMENDMENT NO. 1 TO PARTICIPATION AGREEMENT



         Pursuant to the Participation Agreement, made and entered into as of the 28th day of March 2002, by and among MFS(R) Variable Insurance Trust(sm), Minnesota Life Insurance Company, and Massachusetts Financial Services Company, the parties hereby agree to an amended Schedule A as attached hereto.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to the Participation Agreement to be executed in its name and on its behalf by its duly authorized representative. The Amendment shall take effect on December 1, 2002.

                              MINNESOTA LIFE INSURANCE COMPANY

                              By its authorized officer,


                              By: /s/ Robert J Ehren
                                  ----------------------------------------------


                              Title:  Second Vice President
                                      ------------------------------------------


                              MFS VARIABLE INSURANCE TRUST,
                              ON BEHALF OF THE PORTFOLIOS
                              By its authorized officer and not individually,


                              By: /s/ James R. Bordewick, Jr
                                  ----------------------------------------------
                                  James R. Bordewick, Jr.
                                  Assistant Secretary


                              MASSACHUSETTS FINANCIAL SERVICES
                              COMPANY
                              By its authorized officer,


                              By: /s/ Stephen E. Cavan
                                  ----------------------------------------------
                                  Stephen E. Cavan
                                  Senior Vice President

                                                          As of December 1, 2002


                                   SCHEDULE A

                        ACCOUNTS, POLICIES AND PORTFOLIOS
                     SUBJECT TO THE PARTICIPATION AGREEMENT



 NAME OF SEPARATE ACCOUNT AND                                    SHARE CLASS
    DATE ESTABLISHED BY                POLICIES FUNDED           (INITIAL OR                   PORTFOLIOS
    BOARD OF DIRECTORS               BY SEPARATE ACCOUNT        SERVICE CLASS)            APPLICABLE TO POLICIES
======================================================================================================================
   VARIABLE ANNUITY ACCOUNT          MULTIOPTION ACHIEVER          SERVICE          MFS INVESTORS GROWTH STOCK SERIES
                                     MULTIOPTION CLASSIC                                MFS NEW DISCOVERY SERIES
                                     MULTIOPTION ADVISOR                                MFS MID CAP GROWTH SERIES
                                                                                            MFS VALUE SERIES
======================================================================================================================